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                                                                    Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of P. H. Glatfelter Company, and management's report on the effectiveness of internal control over financial reporting dated March 15, 2005, appearing in the Annual Report on Form 10-K/A of P. H. Glatfelter Company for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 28, 2005